Exhibit 23.5

November 12, 2009

To:	Pypo China Holdings Limited c/o: Latham & Watkins LLP

Ladies and Gentlemen:

We hereby consent to (i) the filing of this consent as an exhibit to the Registration Statement on Form F-1 (the “Registration Statement”), and (ii) the reference of our firm name and the discussions related thereto in certain sections of the Registration Statement and prospectus included in the Registration Statement.

Very truly yours,

/s/ COZEN O’CONNOR